                                UNDERWRITING AGREEMENT

                                        among

                                PURO WATER GROUP, INC.

                                LAIDLAW EQUITIES, INC.

                                         and

                           GILFORD SECURITIES INCORPORATED



                               Dated:  January  , 1997

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
1. Purchase and Sale of Securities..........................................  1
      1.1    Firm Shares....................................................  1
      1.1.1  Purchase of Firm Shares........................................  1
      1.1.2  Delivery and Payment...........................................  1
      1.2    Overallotment Option...........................................  2
      1.2.1  Grant of Option................................................  2
      1.2.2  Exercise of Option.............................................  2
      1.2.3  Delivery and Payment...........................................  2
      1.3    Underwriter's Warrants.........................................  3
      1.3.1  Purchase and Sale..............................................  3
      1.3.2  Delivery and Payment...........................................  3

2. Representations and Warranties of the Company............................  3
      2.1    Filings under Securities Laws..................................  3
      2.1.1  Pursuant to the Act............................................  3
      2.1.2  Pursuant to the Exchange Act...................................  4
      2.2    No Stop or Other Orders........................................  4
      2.3    Disclosures in Registration Statement..........................  4
      2.3.1  Representation as to Contents..................................  4
      2.3.2  Disclosure Regarding Contracts.................................  4
      2.3.3  Prior Securities Transactions..................................  5
      2.4    Changes After Dates in Registration Statement..................  5
      2.4.1  No Material Adverse Change.....................................  5
      2.4.2  Recent Securities Transactions, Etc............................  5
      2.5    Independent Accountants........................................  5
      2.6    Financial Statements...........................................  6
      2.7    Capitalization.................................................  6
      2.8    Representations Regarding Securities...........................  6
      2.8.1  Outstanding Securities.........................................  6
      2.8.2  Securities Sold Hereunder......................................  7
      2.9    No Registration Rights.........................................  7
      2.10   Representations Regarding This Agreement and the
             Underwriter's Warrant Agreement................................  7
      2.11   No Improper Payments...........................................  8
      2.12   No Defaults; Violations........................................  8
      2.13   Corporate Power; Licenses; Consents............................  9
      2.13.1 Conduct of Business............................................  9
      2.13.2 Required Consents..............................................  9
      2.14   Title to Property; Insurance...................................  9
      2.15   Litigation; Governmental Proceedings...........................  9
      2.16   Organization; Good Standing....................................  9
      2.17   Taxes.......................................................... 10
      2.18   Transactions Affecting Disclosure to NASD...................... 10
      2.18.1 Finders' Fees.................................................. 10
      2.18.2 Payments Within Twelve (12) Months............................. 10
      2.18.3 Use of Proceeds................................................ 11
      2.18.4 Insiders' NASD Affiliation..................................... 11
      2.19   Internal Accounting Controls................................... 11
      2.20   AMEX Listing................................................... 11
      2.21   Intangibles.................................................... 11
      2.22   Employee Matters............................................... 11


                                       (i)
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                                                                            Page
                                                                            ----
      2.22.1 Relations With Employees....................................... 11
      2.22.2 Employee Benefit Plans......................................... 12
      2.23   Investment Company Representations............................. 12
      2.24   Officers' Certificate.......................................... 12
      2.25   Lock-Up Agreements With Insiders............................... 13
      2.26   No Stabilization or Manipulation............................... 13
      2.27   Subsidiaries................................................... 13

3. Covenants of the Company................................................. 13
      3.1    Amendments to Registration Statement........................... 13
      3.2    Federal Securities Laws........................................ 13
      3.2.1  Compliance..................................................... 14
      3.2.2  Filing of Final Prospectus..................................... 14
      3.2.3  Exchange Act Registration...................................... 14
      3.3    Blue Sky Filings............................................... 14
      3.4    Delivery of Filings to Underwriter............................. 14
      3.5    Effectiveness and Events Requiring Notice to the
             Underwriter.................................................... 15
      3.6    Unaudited Financials........................................... 15
      3.7    Reports to the Underwriter..................................... 15
      3.7.1  Periodic Reports, Etc.......................................... 15
      3.7.2  Transfer Sheets................................................ 16
      3.8    Delivery of Underwriter's Warrants............................. 16
      3.9    Payment of Expenses............................................ 16
      3.9.1  General Expenses............................................... 16
      3.9.2  Underwriter's Expenses......................................... 17
      3.10   Application of Net Proceeds.................................... 17
      3.11   Delivery of Earnings Statements to Security Holders............ 18
      3.12   Reservation of Shares.......................................... 18
      3.13   Board of Directors............................................. 18
      3.14   Press Releases................................................. 18
      3.15   Secondary Market Trading and Standard & Poor's................. 18
      3.16   AMEX Maintenance............................................... 19
      3.17   Key Person Life Insurance...................................... 19
      3.18   Disqualification on Form S-1 (or other appropriate
             form).......................................................... 19
      3.19   Accountants.................................................... 19
      3.20   Sale of Securities............................................. 19
      3.21   Exercise Price of Options/Warrants............................. 19

4. Conditions of the Underwriter's Obligations.............................. 20
      4.1    Regulatory Matters............................................. 21
      4.1.1  Effectiveness of Registration Statement........................ 21
      4.1.2  NASD Clearance................................................. 21
      4.1.3  No Blue Sky Stop Orders........................................ 21
      4.2    Company Counsel Matters........................................ 21
      4.2.1  Closing Date Opinion of Counsel................................ 21
      4.2.2  Option Closing Date Opinion of Counsel......................... 26
      4.2.3  Reliance....................................................... 26
      4.3    Cold Comfort Letter............................................ 27
      4.4    Certificates................................................... 28
      4.4.1  Officers' Certificates......................................... 28


                                      (ii)

                                                                            Page
                                                                            ----
      4.4.2  Secretary's Certificate........................................ 29
      4.5    No Material Changes............................................ 29
      4.6    Delivery of Underwriter's Warrants............................. 30
      4.7    Opinion of Counsel for the Underwriter......................... 30

5. Indemnification.......................................................... 30
      5.1    Indemnification of the Underwriter............................. 30
      5.1.1  General........................................................ 30
      5.1.2  Procedure...................................................... 31
      5.2    Indemnification of the Company................................. 32
      5.3    Contribution................................................... 32
      5.3.1  Contribution Rights............................................ 32
      5.3.2  Contribution Procedure......................................... 33

6. Representations and Agreements to Survive Delivery....................... 33

7. Effective Date of This Agreement and Termination Thereof................. 34
      7.1    Effective Date................................................. 34
      7.2    Termination.................................................... 34
      7.3    Notice......................................................... 35
      7.4    Expenses....................................................... 35
      7.5    Indemnification................................................ 35

8. Miscellaneous............................................................ 35
      8.1    Notices........................................................ 35
      8.2    Headings....................................................... 36
      8.3    Amendment...................................................... 36
      8.4    Entire Agreement............................................... 36
      8.5    Binding Effect................................................. 36
      8.6    Governing Law.................................................. 36
      8.7    Execution in Counterparts...................................... 37
      8.8    Waiver, Etc.................................................... 37


                                      (iii)

                              INDEX OF DEFINITIONS

Term                                                                     Section
----                                                                     -------
Act...................................................................... 2.1.1
AMEX..................................................................... 2.2.0
Application.............................................................. 5.1.1
Closing Date............................................................. 1.1.2
Code.................................................................... 2.22.2
Commission............................................................... 2.1.1
Common Stock............................................................. 1.1.1
Company................................................. Introductory Paragraph
Controlling Person....................................................... 5.1.1
Effective Date........................................................... 1.1.2
ERISA....................................................................2.22.2
ERISA Plan...............................................................2.22.2
Exchange Act............................................................. 2.1.2
Filing Date..............................................................2.18.2
Firm Shares.............................................................. 1.1.1
Insiders.................................................................  2.25
Intangibles..............................................................  2.21
NASD.....................................................................2.18.1
Option Closing Date...................................................... 1.2.2
Option Shares............................................................ 1.2.1
Overallotment Option..................................................... 1.2.1
Preliminary Prospectus................................................... 2.1.1
Principal Shareholders...................................................  3.22
Prospectus............................................................... 2.1.1
Registration Statement................................................... 2.1.1
Regulations.............................................................. 2.1.1
Returns..................................................................  2.17
Right of First Refusal...................................................  3.22
Secondary Offering.......................................................  3.22
Subsequent Company Offering..............................................  3.22
Underwriter............................................. Introductory Paragraph
Underwriter's Securities................................................. 1.3.1
Underwriter's Warrant Agreement..........................................  2.10
Underwriter's Warrants................................................... 1.3.1
Securities............................................................... 1.3.1
Shares................................................................... 1.2.1
Subsidiaries.............................................................  2.27
Taxes....................................................................  2.17
Unaudited Financials.....................................................   3.6
You..................................................... Introductory Paragraph


                                      (iv)

                                   1,350,000 SHARES

                                PURO WATER GROUP, INC.

                                     Common Stock


                                UNDERWRITING AGREEMENT



                                                              New York, New York
                                                                 January  , 1997

Laidlaw Equities, Inc.
Gilford Securities Incorporated
as Representatives of the
Several Underwriters
c/o Laidlaw Equities, Inc.
100 Park Avenue
New York, New York 10017

Dear Sirs:

         The undersigned, Puro Water Group, Inc., a Delaware corporation (the "Company"), hereby confirms its agreement with you and the other underwriters named in Schedule I annexed hereto (the "Underwriters") for whom you are acting as representatives (the "Representatives" or "you") as follows:

1.  Purchase and Sale of Securities.

    1.1  Firm Shares.

         1.1.1 PURCHASE OF FIRM SHARES. On the basis of the representations and warranties and subject to the terms and conditions contained herein, the Company agrees to issue and sell to the Underwriters 1,350,000 shares (the "Firm Shares") of the Company's Common Stock, $.0063 par value per share (the "Common Stock"), and the Underwriters, severally and not jointly, agree to purchase from the Company the respective number of Firm Shares set forth opposite their names on Schedule I annexed hereto, at a purchase price of [$________] per Firm Share.

         1.1.2 DELIVERY AND PAYMENT. Delivery and payment for the Firm Shares shall be made at 10:00 A.M., New York time, on or before the third full business day following the effective date (the "Effective Date") of the Registration Statement (as hereinafter defined), or at such other time as shall be agreed upon by the Representatives and the Company, at the offices of Laidlaw Equities, Inc. or at such other place as shall be agreed upon by the Representatives and the Company. The date of delivery and payment for the Firm Shares is called the "Closing Date." Payment for the Firm Shares shall be made on the Closing Date by certified or bank cashier's check(s) in New York Clearing House (next day) funds, payable to the order of the Company upon delivery to the Underwriters of certificates (in form and substance complying with applicable law) representing the Firm Shares. The Firm Shares shall be registered in such names and shall be in such denominations as the Representatives may request in writing at least two (2) full business days prior to the Closing Date. The Company shall permit the Representatives to examine and package the Firm Shares for delivery, at least one (1) full business day prior to the Closing Date. The Company shall not be obligated to sell or deliver the Firm Shares, except upon tender of payment by the Underwriters for all the Firm Shares.

    1.2  OVERALLOTMENT OPTION.

         1.2.1 GRANT OF OPTION. For the purposes of covering any overallotments in connection with the distribution and sale of the Firm Shares, the Underwriters, severally and not jointly, are hereby granted an option (the "Overallotment Option") to purchase up to an additional 202,500 shares of Common Stock (the "Option Shares") from the Company. The Firm Shares and the Option Shares are hereinafter collectively referred to as the "Shares." The purchase price to be paid for each Option Share shall be the same as the price paid for each Firm Share pursuant to Section 1.1.1 hereof.

         1.2.2 EXERCISE OF OPTION. The Overallotment Option may be exercised by the Representatives on behalf of the Underwriters as to all or any part of the Option Shares at any time, from time to time, within forty-five (45) days after the Effective Date. The Underwriters shall not be under any obligation to purchase any Option Shares prior to the exercise of the Overallotment Option. The Overallotment Option granted hereby may be exercised by the giving of written or telegraphic notice to the Company by the Representatives setting forth the number of Option Shares to be purchased, the date and time for delivery of and payment for the Option Shares and stating that the Option Shares referred to therein are to be used for the purpose of covering overallotments in connection with the distribution and sale of the Firm Shares. If such notice is given two (2) full business days prior to the Closing Date, the date set forth therein for such delivery and payment shall be the Closing Date. If such notice is given thereafter, the date set forth therein for such delivery and payment shall not be earlier than three (3) full business days after the date of the notice. If such delivery and payment for the Option Shares does not occur on the closing Date, the date and time of the closing for such Option Shares shall be as set forth in the notice (the "Option Closing Date"). Upon exercise of the Overallotment Option, the Company shall become obligated to convey to the Underwriters the number of Option Shares specified in such notice, and, subject to the terms and conditions set forth herein, each Underwriter shall be obligated to purchase that percentage of the Option Shares as is equal to the percentage of Firm Shares that such Underwriter is purchasing, as adjusted by the Representatives so as to avoid fractional shares.

         1.2.3 DELIVERY AND PAYMENT. Payment for the Option Shares shall be made by certified or bank cashier's check(s) in New York Clearing House (next day) funds, payable to the order of the Company and shall be made at the offices of Laidlaw Equities, Inc. or at such other place as shall be agreed upon by the Representatives and the Company, upon delivery to you of certificates representing the Option Shares being purchased. The certificates representing the Option Shares to be delivered shall be in such denominations and registered in such names as the Representatives request not less than two (2) full business days prior to the Closing Date or the Option Closing Date, as the case may be, and shall be made available to the Representatives for inspection, checking and packaging at the aforesaid office of the Company's transfer agent or correspondent not less than one (1) full business day prior to such Closing Date.

    1.3  REPRESENTATIVES' WARRANTS.

         1.3.1 PURCHASE AND SALE. The Company hereby agrees to issue and to sell to you and/or to such persons as you may designate, on the Closing Date, warrants for the purchase of an aggregate of 135,000 shares of Common Stock (the "Representatives' Warrants") for an aggregate purchase price of $135.00. The Representatives' Warrants and the shares of Common Stock issuable upon exercise of the Representatives' Warrants are hereinafter referred to collectively as the "Representatives' Securities." The Shares and the Representatives' Securities are hereinafter referred to collectively as the "Securities."

         1.3.2 DELIVERY AND PAYMENT. Delivery and payment for the Representatives' Warrants shall be made on the Closing Date. The Company shall deliver to the Representatives, upon payment therefor, certificates for the Representatives' Warrants in the name or names and in such denominations as the Representatives may request. The Representatives' Warrants shall be exercisable for a period of four (4) years commencing one (1) year after the Effective Date at an initial exercise price per share of 140% of the per share initial public offering price for the Shares and shall be substantially in the form of the Representatives' common stock purchase warrant filed as an exhibit to the Registration Statement.

2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Underwriters that:

    2.1  FILINGS UNDER SECURITIES LAWS.


         2.1.1 PURSUANT TO THE ACT. The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement and an amendment or amendments thereto, on Form SB-2 (Registration No. 333-16247), including any related preliminary prospectus (a "Preliminary Prospectus"), for the registration of the Securities under the Securities Act of 1933, as amended (the "Act"), which registration statement and amendment or amendments have been prepared by the Company in conformity with the requirements of the Act, and the rules and regulations of the Commission under the Act (the "Regulations"). Except as the context may otherwise require, such registration statement, as amended, on file with the Commission at the time the registration statement becomes effective (including the prospectus, financial statements, schedules, exhibits and all other documents filed as a part thereof or incorporated therein and all information deemed to be a part thereof as of such time pursuant to paragraph (b) of Rule 430A of the Regulations), is hereinafter called the "Registration Statement," and the form of the final prospectus dated the Effective Date (or, if applicable, the form of final prospectus filed with the Commission pursuant to Rule 424 of the Regulations), is hereinafter called the "Prospectus."


         2.1.2 PURSUANT TO THE EXCHANGE ACT. The Company has filed with the Commission a Form 8-A Registration Statement (File No. _______) providing for the registration under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of the shares of Common Stock. The registration of the Common Stock has been or will be declared effective by the Commission on the date hereof.

    2.2 NO STOP OR OTHER ORDERS. Neither the Commission, nor any state regulatory authority, has issued any order preventing or suspending the use of any Preliminary Prospectus or has instituted or threatened to institute any proceedings with respect to such an order.

    2.3  DISCLOSURES IN REGISTRATION STATEMENT.

         2.3.1 REPRESENTATION AS TO CONTENTS. At the time the Registration Statement became effective and at all times subsequent thereto up to the Closing Date and any Option Closing Date, the Registration Statement and the Prospectus shall contain all material statements that are required to be stated therein in accordance with the Act and the Regulations, and shall in all material respects conform to the requirements of the Act and the Regulations; neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, on such dates, shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The representation and warranty made in this Section 2.3.1 does not apply to statements made or statements omitted in reliance upon and in conformity with written information furnished to the Company by the Underwriters expressly for use in the Registration Statement or Prospectus or any amendment thereof or supplement thereto. The Company acknowledges that such information consists solely of the information under the heading "Underwriting" in the Prospectus.


         2.3.2 DISCLOSURE REGARDING CONTRACTS. The description in the Registration Statement and the Prospectus of contracts, instruments and other documents is accurate in all material respects. There are no contracts, instruments or other documents of a character required to be described in the Registration Statement or the Prospectus or to be filed with the Commission as exhibits to the Registration Statement, which have not been so described or filed. Each contract, instrument and other document (however characterized or described) to which the Company is a party or by which its property or business is or may be bound or affected and which is referred to in the Prospectus, or is material to the Company's business, has been duly and validly executed, is in full force and effect and is enforceable against the parties thereto in accordance with its terms. Neither the Company nor, to the best knowledge of the Company, any other party thereto is in default thereunder and no event has occurred which, with the lapse of time or the giving of notice, or both, would constitute a default by the Company thereunder.

         2.3.3 PRIOR SECURITIES TRANSACTIONS. No securities of the Company have been sold by the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by, or under common control with the Company, within three (3) years prior to the date hereof, except as disclosed in the Registration Statement.

    2.4  CHANGES AFTER DATES IN REGISTRATION STATEMENT.

         2.4.1 NO MATERIAL ADVERSE CHANGE. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise specifically stated therein, (i) there has been no material adverse change in the condition, financial or otherwise, or in the results of operations, assets, properties, business or business prospects of the Company, including, but not limited to, any material loss or interference with its business from fire, storm, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, whether or not arising in the ordinary course of business, and
(ii) there have been no transactions entered into by the Company, other than those in the ordinary course of business, which are material with respect to the condition, financial or otherwise, or to the results of operations, business or business prospects of the Company.

         2.4.2 RECENT SECURITIES TRANSACTIONS, ETC. Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as may otherwise be indicated or contemplated herein or therein, the Company has not (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money; or (ii) declared or paid any dividend or made any other distribution on or in respect to its capital stock.

    2.5 INDEPENDENT ACCOUNTANTS. To the best knowledge of the Company, Arthur Andersen LLP, whose report is filed with the Commission as part of the Registration Statement, are independent accountants as required by the Act and the Regulations. The statements included in the Registration Statement with respect to such accountants are true and correct in all material respects.

    2.6 FINANCIAL STATEMENTS. The financial statements, including the notes thereto and supporting schedules, if any, included in the Registration Statement and Prospectus fairly present the financial position, the results of operations and cash flows of the Company at the dates and for the periods to which they apply; and, except as otherwise indicated in the Registration Statement, such financial statements have been prepared in conformity with United States generally accepted accounting principles, consistently applied throughout the periods involved; and the supporting schedules, if any, included in the Registration Statement present fairly the information required to be stated therein. No other financial statements or schedules are required to be included in the Registration Statement. The selected financial data set forth in the Prospectus under the captions "Summary Financial Information," "Capitalization," "Pro Forma Financial Information" and "Selected Financial Data" fairly present the information set forth therein on the basis stated in the Registration Statement.

    2.7 CAPITALIZATION. The Company had at the date or dates indicated in the Registration Statement and Prospectus duly authorized, issued and outstanding capitalization as set forth in the Registration Statement and the Prospectus. Based on the assumptions stated in the Registration Statement and the Prospectus, the Company will have on the Closing Date the adjusted stock capitalization set forth therein. Except as set forth in the Registration Statement and the Prospectus, on the Effective Date and on the Closing Date and any Option Closing Date, there will be no options, warrants, or other rights to purchase or otherwise acquire any authorized but unissued shares of Common Stock, preferred stock of the Company, if any, or any security convertible into shares of Common Stock or preferred stock, or any contracts or commitments to issue or sell shares of Common Stock or preferred stock or any such options, warrants, rights or convertible securities.

    2.8  REPRESENTATIONS REGARDING SECURITIES.

         2.8.1 OUTSTANDING SECURITIES. All issued and outstanding securities of the Company have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no rights of rescission with respect thereto, and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any holder of any security of the Company or similar contractual rights granted by the Company. The outstanding options and warrants, if any, to purchase shares of Common Stock constitute the valid and binding obligations of the Company, enforceable in accordance with their terms. The authorized Common Stock and any outstanding options and warrants to purchase shares of Common Stock conform to all statements relating thereto contained in the Registration Statement and the Prospectus. The offers and sales of the outstanding Common Stock, and any options and warrants to purchase shares of Common Stock, were at all relevant times either registered under the Act and applicable state securities or Blue Sky Laws or were exempt from such registration requirements.


         2.8.2 SECURITIES SOLD HEREUNDER. The Securities have been duly authorized and, when issued and paid for, will be validly issued, fully paid and non-assessable and the holders thereof are not and will not be subject to personal liability by reason of being such holders; the Securities are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of the Securities has been duly and validly taken. When issued, the Representatives' Warrants will constitute valid and binding obligations of the Company to issue and sell, upon exercise thereof and payment therefor, the number and type of securities of the Company called for thereby and the Representatives' Warrants are enforceable against the Company in accordance with their respective terms.

    2.9 NO REGISTRATION RIGHTS. No holder of any securities of the Company or of any options or warrants of the Company exercisable for or convertible or exchangeable into securities of the Company has the right to require the Company to register any such securities of the Company under the Act or to include any such securities in a registration statement to be filed by the Company, including the Registration Statement, except as disclosed in the Prospectus.

    2.10 REPRESENTATIONS REGARDING THIS AGREEMENT AND THE REPRESENTATIVES' WARRANT AGREEMENT. The Company has full power and authority, corporate and otherwise, to enter into this Agreement and the Agreement governing the Representatives' Warrants (the "Representatives' Warrant Agreement") and to carry out the provisions and conditions hereof and thereof. This Agreement and the Representatives' Warrant Agreement have been duly and validly authorized by the Company and constitute, or when executed and delivered, will constitute valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws offering creditors' rights generally, (b) as enforceability of any indemnification and contribution provision may be limited under the federal and state securities laws, and (c) that, the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. The execution, delivery and performance by the Company of this Agreement and the Representatives' Warrant Agreement, the consummation by the Company of the transactions herein and therein contemplated and the compliance by the Company with the terms and conditions hereof and thereof have been duly authorized by all necessary corporate action and do not and will not, with or without the giving of notice or the lapse of time or both,
(i) result in a breach of, or conflict with any of the terms and provisions of, or constitute a default under, or result in the creation, modification, termination or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any indenture, mortgage, deed of trust, note, loan or credit agreement or any other agreement or instrument evidencing an obligation for borrowed money, or any other agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the property or assets of the Company is subject; (ii) result in any violation of the provisions of the Certificate of Incorporation or the By-Laws of the Company; (iii) violate any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or business; or (iv) have a material adverse effect on any permit, license, certificate, registration, approval, consent or franchise concerning the Company.


    2.11 NO IMPROPER PAYMENTS. Neither the Company nor any director, officer, employee or agent of the Company has made any payment of funds of the Company or received or retained any funds in violation of any law, rule or regulation or of a character required to be disclosed in the Prospectus.

    2.12 NO DEFAULTS; VIOLATIONS. Except as set forth in the Prospectus, no default exists in the due performance and observance of any material term, covenant or condition of any license, contract, indenture, mortgage, deed of trust, note, loan or credit agreement, or any other agreement or instrument evidencing an obligation for borrowed money, or any other agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the properties or assets of the Company is subject. The Company is not in violation of any term or provision of its Certificate of Incorporation or By-Laws. The Company is not in violation of any franchise, license, permit, applicable law, rule, regulation, judgment or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or business, which violation would result in a material adverse change in the condition (financial or other), business, prospects or properties of the Company.

    2.13 CORPORATE POWER; LICENSES; CONSENTS.

         2.13.1 CONDUCT OF BUSINESS. The Company has all requisite corporate power and authority, and has all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies to own or lease its properties and conduct its business as described in the Prospectus, and the Company is and has been doing business in compliance with all such authorizations, approvals, orders, licenses, certificates and permits and all federal, state and local laws, rules and regulations.


         2.13.2 REQUIRED CONSENTS. The Company has obtained all consents, authorizations, approvals and orders required in connection with the execution and delivery of this Agreement and the Representatives' Warrant Agreement and the performance of its obligations hereunder and thereunder. No consent, authorization or order of, and no filing with, any court, government agency or other body is required for the valid issuance, sale and delivery of the Securities pursuant to this Agreement and the Representatives' Warrant Agreement and as contemplated by the Prospectus, except those required under applicable federal and state securities laws.


    2.14 TITLE TO PROPERTY; INSURANCE. The Company has good and marketable title to, or valid and enforceable leasehold estates in, all items of real and personal property (tangible and intangible) owned or leased by it, free and clear of all liens, encumbrances, claims, security interests, defects and restrictions of any material nature whatsoever, other than those referred to in the Prospectus. The Company has adequately insured its properties against loss or damage by fire or other casualty and maintains such other insurance as is usually maintained by companies engaged in the same business or in similar businesses.

    2.15 LITIGATION; GOVERNMENTAL PROCEEDINGS. Except as set forth in the Prospectus, there is no action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental proceeding pending or threatened against, or involving the properties or business of, the Company which would materially and adversely affect the financial position, prospects, value or the operation or the properties or the business of the Company, or which question the validity of the capital stock of the Company or this Agreement or of any action taken or to be taken by the Company pursuant to, or in connection with, this Agreement. There are no outstanding orders, judgments or decrees of any court, governmental agency or other tribunal naming the Company and enjoining the Company from taking, or requiring the Company to take, any action, or to which the Company, its properties or business, is bound or subject.

    2.16 ORGANIZATION; GOOD STANDING. The Company has been duly organized and is validly existing as a corporation and is in good standing under the laws of its state of incorporation. The Company is duly qualified and licensed and in good standing as a foreign corporation in each jurisdiction in which ownership or leasing of any properties or the character of its operations requires such qualification or licensing.

    2.17 TAXES. The Company has filed all returns (as hereinafter defined) required to be filed with taxing authorities prior to the date hereof or has duly obtained extensions of time for the filing thereof. The Company has paid all taxes (as hereinafter defined) shown as due on such returns that were filed and has paid all taxes imposed on or assessed against the Company. No issues have been raised (and are currently pending) by any taxing authority in connection with any of the returns or taxes asserted as due from the Company, and no waivers of statutes of limitation with respect to the returns or collection of taxes have been given by or requested from the Company or any subsidiary. The term "taxes" mean all federal, state, local, foreign, and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments, or charges or any kind whatever, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto. The term "returns" means all returns, declarations, reports, statements, and other documents required to be filed in respect to taxes.

    2.18 TRANSACTIONS AFFECTING DISCLOSURE TO NASD.


         2.18.1 FINDERS' FEES. Except as described in the Prospectus, there are no claims, payments, issuances, arrangements or understandings for services in the nature of finders' or origination fees with respect to the sale of the Securities hereunder or any other arrangements, agreements, understandings, payments or issuances with respect to the Company that may affect the Underwriters' compensation, as determined by the National Association of Securities Dealers, Inc. (the "NASD").

         2.18.2 PAYMENTS WITHIN TWELVE (12) MONTHS. The Company has not made any direct or indirect payments (in cash, securities or otherwise) to (i) any person, as a finder's fee, investing fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who provided capital to the Company, (ii) to any NASD member, or (iii) to any person or entity that has any direct or indirect affiliation within the twelve month period to November 15, 1996, the date on which the Registration Statement was filed with the Commission (the "Filing Date") or thereafter, other than payments to the Representatives.


         2.18.3 USE OF PROCEEDS. None of the net proceeds of the offering will be paid by the Company to any participating NASD member or any of its affiliates.

         2.18.4 INSIDERS' NASD AFFILIATION. No officer, director or holder of five percent (5%) or more of any class of securities of the Company has any direct or indirect affiliation or association with any NASD member. No beneficial owner of the Company's unregistered securities has any direct or indirect affiliation or association with any NASD member.

    2.19 INTERNAL ACCOUNTING CONTROLS. The Company maintains a system of internal accounting control sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

    2.20 AMEX LISTING. As of the Effective Date, the Shares have been approved for listing on the American Stock Exchange ("AMEX").

    2.21 INTANGIBLES. The Company owns or possesses the requisite licenses or rights to use all trademarks, service marks, service names, trade names, patents and patent applications, copyrights and other rights (collectively, the "Intangibles") owned or used by it. The Company's Intangibles which have been registered in the United States Patent and Trademark Office and/or the United States Copyright office have been fully maintained and are in full force and effect. There is no claim or action by any person, or proceeding pending or, to the Company's knowledge, threatened, and the Company has not received any notice of conflict with the asserted rights of others, which challenges the exclusive right of the Company with respect to any Intangibles used in the conduct of the Company's business. Neither the Company's Intangibles, nor the

Company's current products, services and processes infringe on any Intangibles held by any third party. No others have infringed or are infringing upon the Intangibles of the Company.

    2.22 EMPLOYEE MATTERS.

         2.22.1 RELATIONS WITH EMPLOYEES. The Company has generally enjoyed a satisfactory relationship with its employees and is in compliance with all federal, state and local laws and regulations respecting the employment of its employees and employment practices, terms and conditions of employment and wages and hours relating thereto. There are no pending investigations involving the Company by the U.S. Department of Labor or any other governmental agency responsible for the enforcement of such federal, state or local laws and regulations. There is no unfair labor practice charge or complaint against the Company pending before the National Labor Relations Board or any strike, picketing, boycott, dispute, slowdown or stoppage pending or threatened against or involving the Company or any predecessor entity, and none has ever occurred. No issue concerning representation exists respecting the employees of the Company and no collective bargaining agreement or modification thereof is currently being negotiated by the Company. No grievance or arbitration proceeding is pending or threatened under any expired or existing collective bargaining agreement of the Company, if any.

         2.22.2 EMPLOYEE BENEFIT PLANS. Other than as set forth in the Registration Statement, the Company neither maintains, sponsors nor contributes to, nor is it required to maintain, sponsor or contribute to, any program or arrangement that is an "employee pension benefit plan," an "employee welfare benefit plan," or a, "multi-employer plan" (each, an "ERISA Plan") as such terms are defined in Sections 3(2), 3(1) and 3(37), respectively, of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The Company does not, and has at no time, maintained or contributed to a defined benefit plan, as defined in Section 3(35) of ERISA. If the Company does maintain or contribute to a defined benefit plan, any termination of the plan on the date hereof would not give rise to liability under Title IV of ERISA. No ERISA Plan (or any trust created thereunder) has engaged in a "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), which could subject the Company to any tax penalty for prohibited transactions and which has not adequately been corrected. Each ERISA Plan is in compliance with all material reporting, disclosure and other requirements of the Code and ERISA as they relate to any such ERISA Plan. Determination letters have been received from the Internal Revenue Service with respect to each ERISA Plan that is intended to comply with Code Section 401(a), stating that such ERISA Plan and the attendant trust are qualified thereunder. The Company has never completely or partially withdrawn from a "multi-employer plan."

    2.23 INVESTMENT COMPANY REPRESENTATIONS. The Company is not an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.


    2.24 OFFICERS' CERTIFICATE. Any Certificate signed by any duly authorized officer or the Company and delivered to you or to your counsel shall be deemed a representation and warranty by the Company to the Representatives as to the matters covered thereby.

    2.25 LOCK-UP AGREEMENTS WITH INSIDERS. The Company has caused to be duly executed a legally binding and enforceable agreement pursuant to which all officers, all directors, all stockholders who own 5% or more of the outstanding Common Stock of the Company or options, warrants or other securities convertible into 5% or more of the Company's Common Stock and Edberg Associates, LP and their family members and affiliates (as defined in the securities laws) (collectively, the "Insiders") agree not to sell any shares of Common Stock or warrants or options to purchase Common Stock or securities convertible into Common Stock owned by them (either pursuant to Rule 144 of the Regulations or otherwise) for a period of eighteen (18) months following the Effective Date, except with the consent of the Representatives (other than by the laws of descent and distribution). In order to enforce such agreements, the Company shall impose stop transfer instructions with respect to all such shares of Common Stock or warrants or options to purchase Common Stock or securities convertible into Common Stock until the end of such period.


    2.26 NO STABILIZATION OR MANIPULATION. Neither the Company, nor any of its officers, directors or controlling persons, has taken or will take, directly or indirectly, any action designed, or which reasonably might be expected, to cause or result, under the Act or otherwise, in, or that has constituted, stabilization or manipulation of the price of any Security or to facilitate the sale or resale of the Shares.

    2.27 SUBSIDIARIES. The representations and warranties made by the Company in this Agreement shall, in the event that the Company has one or more subsidiaries (the "subsidiaries") also apply and be true with respect to each subsidiary, individually (except as the context otherwise requires) and taken as a whole with the Company and all other subsidiaries, as if each representation and warranty contained herein made specific reference to each subsidiary each time the term "Company" was used. Except as described in the Prospectus, the Company does not own any interest in any corporation, partnership, joint venture, trust or other business entity.


3. COVENANTS OF THE COMPANY. The Company hereby covenants and agrees with the Underwriters as follows:

    3.1 AMENDMENTS TO REGISTRATION STATEMENT. The Company shall deliver to the Representatives, prior to filing, any amendment or supplement to the Registration Statement or Prospectus proposed to be filed after the Effective Date and shall not file any such amendment or supplement to which the Representatives shall reasonably object.

    3.2  FEDERAL SECURITIES LAWS.

         3.2.1 COMPLIANCE. During the time when a Prospectus is required to be delivered under the Act, the Company shall use all reasonable efforts to comply with all requirements imposed upon it by the Act, the Regulations and the Exchange Act and by the regulations under the Exchange Act, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Shares in accordance with the provisions hereof and the Prospectus. If at any time when a Prospectus relating to the Shares is required to be delivered under the Act, any event shall have occurred as a result of which, in the opinion of counsel for the Company or counsel for the Underwriters, the Prospectus, as then amended or supplemented, includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company shall notify the Representatives promptly and prepare and file with the Commission, subject to
Section 3.1 hereof, an appropriate amendment or supplement in accordance with
Section 10 of the Act.

         3.2.2     FILING OF FINAL PROSPECTUS.  The Company shall file the
Final Prospectus (in form and substance satisfactory to the Representatives) with the Commission pursuant to the requirements of Rule 424 of the Regulations.

         3.2.3 EXCHANGE ACT REGISTRATION. For a period of five years from the Effective Date, the Company will use its best efforts to maintain the registration of the Common Stock under the provisions of the Exchange Act.

    3.3 BLUE SKY FILINGS. The Company shall endeavor in good faith, in cooperation with the Representatives and their counsel, at or prior to the time the Registration Statement becomes effective, to qualify the Shares for offering and sale under the securities laws of such jurisdictions as the Representatives may reasonably designate, provided that no such qualification shall be required in any jurisdiction where, as a result thereof, the Company would be subject to service of general process or would be required to qualify to do business as a foreign corporation. In each jurisdiction where such qualification shall be effected, the Company shall, unless the Representatives agree that such action is not at the time necessary or advisable, use all reasonable efforts to file and make such statements or reports at such times as are or may be required by the laws of such jurisdiction.


    3.4 DELIVERY OF FILINGS TO UNDERWRITERS. The Company shall deliver to the Underwriters, without charge, from time to time during the period when the Prospectus is required to be delivered under the Act, such number of copies of each Preliminary Prospectus and the Prospectus as the Underwriters may reasonably request and, immediately after the Registration Statement or any amendment or supplement thereto is filed, deliver to the Representatives two (2) original executed Registration Statements, including exhibits, and all post-effective amendments thereto and copies of documents filed therewith or incorporated therein by reference and all original executed consents of certified experts.

    3.5 EFFECTIVENESS AND EVENTS REQUIRING NOTICE TO THE REPRESENTATIVES. The Company shall cause the Registration Statement to remain effective until the later of the completion by the Underwriters of the distribution of the Shares (but in no event more than 9 months after the date on which the Registration Statement shall have been declared effective) or 25 days after the date on which the Registration Statement shall have been declared effective and shall notify the Representatives immediately and shall promptly confirm the notice in writing of (i) the effectiveness of the Registration Statement and any amendment thereto, (ii) the issuance by the Commission of any stop order or of the initiation, or the threatening, of any proceeding for that purpose, (iii) the issuance by any state securities commission of any proceedings for the suspension of the qualification of the Shares for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose, (iv) the mailing and delivery to the Commission for filing of any amendment or supplement to the Registration Statement or Prospectus, (v) the receipt of any comments or request for any additional information from the Commission, and (vi) the happening of any event during the period described in
Section 3.4 hereof that makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Commission or any state securities commission shall enter a stop order or suspend such qualification at any time, the Company shall make every reasonable effort to obtain promptly the lifting of such order.

    3.6  FINANCIAL STATEMENTS.

         3.6.1 UNAUDITED FINANCIALS. The Company shall furnish to the Representatives as early as practicable prior to the date hereof and the Closing Date, but no later than two (2) full business days prior thereto, a copy of the latest available unaudited interim financial statements (the "Unaudited Financials") of the Company (which in no event shall be as of a date more than ninety (90) days prior to the Effective Date) which have been read by the Company's independent accountants, as stated in their letter to be furnished pursuant to
Section 4.3 hereof.


    3.7  REPORTS TO THE REPRESENTATIVES.

         3.7.1 PERIODIC REPORTS, ETC.. For a period of five years from the Effective Date, the Company will furnish to the Representatives, and to each other Underwriter who may so request, copies of such financial statements and other periodic and special reports as the Company from time to time furnishes generally to holders of any class of its securities, and promptly furnish to the Representatives (i) a copy of each periodic report the Company shall be required to file with the Commission, (ii) a copy of every press release and every news item and article with respect to the Company or its affairs which was released by the Company, (iii) copies of each Form SR, (iv) a copy of each Form 8-K or Schedules 13D, 13G, 14D-1 or 13E-4 received or prepared by the Company, and (v) such additional documents and information with respect to the Company and the affairs of any future subsidiaries of the Company as the Representatives may from time to time reasonably request.

         3.7.2 TRANSFER SHEETS. For a period of three years from the Closing Date, the Company will furnish to the Representatives, at the Company's sole expense such transfer sheets of the Company's securities as the Representatives may request, including the daily, weekly and monthly consolidated transfer sheets of the transfer agent of the Company.

    3.8 DELIVERY OF REPRESENTATIVES' WARRANTS. On the Closing Date, the Company shall execute and deliver to the Representatives the Representatives' Warrants substantially in the form filed as an exhibit to the Registration Statement.

    3.9  PAYMENT OF EXPENSES.

         3.9.1 GENERAL EXPENSES. The Company shall pay on each of the Closing Date and any Option Closing Date to the extent not paid at the Closing Date, all expenses incident to the performance of the obligations of the Company under this Agreement, including, but not limited to, (i) the preparation, printing, filing and mailing (including the payment of postage with respect to such mailing) of the Registration Statement, the Preliminary Prospectuses and the Prospectus and the printing and mailing of this Agreement and related documents, including the cost of all copies thereof and any amendments or supplements thereto supplied to the Representatives in quantities as may be required by the Underwriters, (ii) the printing, engraving, issuance and delivery of the Shares and the Representatives' Warrants, including any transfer taxes and other taxes payable thereon, (iii) the qualification of the Shares under state or foreign securities or

Blue Sky laws, including the costs of printing and mailing the "Preliminary Blue Sky Memorandum," and all amendments and supplements thereto, fees and disbursements for the Underwriters' counsel and fees and disbursements of local counsel, if any, retained for such purpose, (iv) costs associated with applications for assignments of a rating of the Shares by qualified rating agencies, (v) filing fees incurred in registering the offering with the NASD,
(vi) costs of placing "tombstone" advertisements in publications that shall be selected by the Representatives, (vii) fees and disbursements of the transfer agent, (viii) the Company's expenses associated with "due diligence" meetings arranged by the Representatives and "road show" expenses; (ix) the preparation, binding and delivery of seven (7) transaction "bibles" for the Representatives,
(x) any listing of the Shares on the AMEX or any listing in Standard & Poor's, and (xi) all other costs and expenses incident to the performance of its obligations hereunder that are not otherwise specifically provided for in this
Section 3.9.1. Since an important part of the public offering process is for the Company to appropriately and accurately describe both the background of the principals of the Company and the Company's competitive position in its industry, the Company has engaged and will pay for an investigative search firm of the Representatives' choice to conduct an investigation of principals of the Company mutually selected by the Representatives and the Company. The Representatives may deduct from the net proceeds of the offering payable to the Company on the Closing Date or any Option Closing Date the expenses set forth herein to be paid by the Company to the Representatives and/or to third parties. If this Agreement shall not be carried out for any reason whatsoever, the Company shall remain liable for all of its actual out-of-pocket expenses pursuant to this Section 3.9.1.

         3.9.2 UNDERWRITERS' EXPENSES. The Company further agrees that, in addition to the expenses payable pursuant to Section 3.9.1, upon the sale of the Firm Shares or any of the Option Shares, it shall pay to the Representatives, as a non-accountable expense allowance, an amount equal to 3% of the gross proceeds payable to the Company from the sale of the Firm Shares and the Option Shares, if any are sold to the Underwriters, of which $50,000 has been paid to date, and it shall pay the balance on the Closing Date as to the Firm Shares and any Option Closing Date as to Option Shares, by certified or bank cashier's check or, at the election of the Representatives, by deduction from the proceeds of the offering contemplated hereby. If the offering contemplated by this Agreement is not consummated for any reason, the Company shall be liable for the accountable expenses of the Representatives, including, but not limited to, legal fees, Blue Sky counsel fees, "road show" and due diligence expenses. The Representatives shall retain such part of the non-accountable expense allowance previously paid as shall equal its actual out-of-pocket expenses. If the amount previously paid is insufficient to cover such actual out-of-pocket expenses, the Company shall remain liable for and promptly pay any other actual out-of-pocket expenses. If the amount previously paid exceeds the amount of the actual out-of-pocket expenses, the Representatives shall promptly remit to the Company any such excess.

    3.10 APPLICATION OF NET PROCEEDS. The Company shall apply the net proceeds from the offering received by it in a manner consistent with the application described under the caption "Use of Proceeds" in the Prospectus and shall file such reports with the Commission with respect to the sale of the Shares and the application of the proceeds therefrom as may be required pursuant to Rule 463 under the Act.

    3.11 DELIVERY OF EARNINGS STATEMENTS TO SECURITY HOLDERS. The Company shall make generally available to its security holders as soon as practicable, but not later than the first day of the fifteenth full calendar month following the Effective Date, an earnings statement (which need not be certified by independent public or independent certified public accountants unless required by the Act or the Regulations, but which shall satisfy the provisions of Rule 158(a) under Section 11(a) of the Act) covering a period of at least twelve (12) consecutive months beginning on the date immediately after the Effective Date.

    3.12 RESERVATION OF SHARES. The Company shall reserve and keep available that maximum number of its authorized but unissued shares of Common Stock as is issuable upon the exercise of the Representatives' Warrants.

    3.13 BOARD OF DIRECTORS. For a period of three (3) years after the Effective Date, Laidlaw Equities, Inc. shall have the right to appoint a designee as an observer to the Company's Board of Directors. Such observer shall have the right to attend all meetings of the Board of Directors. Such observer shall be entitled to receive reimbursement for all reasonable out-of-pocket expenses incurred in attending such meetings, including, but not limited to, food, lodging, transportation, and any fees paid to a non-management director for attending meetings. Laidlaw Equities, Inc. shall be given notice of such meetings at the same time and in the same manner as Directors of the Company are informed. Subject to the provisions of applicable law, Laidlaw Equities, Inc. and such observer shall be indemnified to the same extent as the other Directors. The Company shall purchase Directors and Officers insurance in an amount of not less than $2,000,000, with a deductible of not more than $250,000 and maintain such insurance for a period of four years, provided, however, that the Company shall not be required to pay more than $30,000 per year after the first year in order to maintain such insurance, and if insurance in such amount is not available at such cost, the Company shall purchase that amount of such insurance that is available at a cost of $30,000 per year.

    3.14 PRESS RELEASES. The Company shall not issue a press release or engage in any other publicity until twenty-five (25) days after the Effective Date, without the Representatives' prior written consent, which consent shall not be unreasonably withheld.

    3.15 SECONDARY MARKET TRADING AND STANDARD & POOR'S. The Company will take all necessary and appropriate actions to be included in Standard and Poor's Daily News and Corporation Records Corporate Descriptions for a period of five years from the Effective Date, including the payment of any necessary fees and expenses. The Company shall take such action as may be reasonably requested by the Representatives to obtain a secondary market trading exemption in such States as may be requested by the Representatives, including the payment of any necessary fees and expenses and the filing of a Form (e.g., 25101(b)) for secondary market trading in the State of California on the Effective Date.

    3.16 AMEX MAINTENANCE. For a period of five years from the date hereof, the Company will use its best efforts to maintain the listing by AMEX of the Common Stock.

    3.17 KEY PERSON LIFE INSURANCE. The Company will maintain key person life insurance with an insurance company which is reasonably satisfactory to the Representatives in an amount no less than $2,000,000 on the lives of each of Messrs. Peter Dixon, Jack West and Scott Levy, naming the Company as the sole beneficiary thereof, for at least three years following the Effective Date.

    3.18 DISQUALIFICATION ON FORM S-1 (OR OTHER APPROPRIATE FORM). For a period equal to seven years from the date hereof, the Company will not take any action or actions which may prevent or disqualify the Company's use of Form S-1 (or other appropriate form) for the registration of the shares underlying Representatives' Warrants under the Act.

    3.19 ACCOUNTANTS. For a period of three years from the Effective Date, the Company will not effect a change in its accounting firm without the prior written consent of the Representatives, which consent will not be unreasonably withheld, except that no such consent is required if the new firm is a member of the so-called "Big-Six."

    3.20 SALE OF SECURITIES. The Company agrees not to permit or cause a private or public sale or private or public offering of any of its securities (in any manner, including pursuant to Rule 144 under the Act) owned nominally or beneficially by the Insiders for a period of 18 months following the Effective Date without obtaining the prior written consent of the Representatives.

    3.21 EXERCISE PRICE OF OPTIONS/WARRANTS. For a period of 24 months after the Effective Date, the Company will not grant or issue options or warrants except for options to purchase no more than 400,000 shares of the Company's Common Stock pursuant to the Company's Stock Option Plan, and the exercise price of such options shall not be less than the fair market value of the Common Stock on the date of the grant.

4. CONDITIONS OF THE UNDERWRITERS' OBLIGATIONS. The obligations of the Underwriters to purchase and pay for the Shares, as provided herein, shall be subject to the continuing accuracy of the representations and warranties of the Company as of the date hereof and as of each of the Closing Date and any Option Closing Date to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof and to the performance by the Company of its obligations hereunder and to the following conditions:


    4.1  REGULATORY MATTERS.

         4.1.1 EFFECTIVENESS OF REGISTRATION STATEMENT. The Registration Statement shall have become effective not later than 5:00 P.M., New York time, on the date of this Agreement or such later date and time as shall be consented to in writing by you, and, at each of the Closing Date and any Option Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for the purpose shall have been instituted or shall be pending or contemplated by the Commission and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of Olshan Grundman Frome & Rosenzweig LLP, counsel to the Underwriters.


         4.1.2 NASD CLEARANCE. On or before the Effective Date, the Underwriters shall have received clearance from the NASD as to the amount of compensation allowable or payable to the Underwriters as described in the Registration Statement.


         4.1.3 NO BLUE SKY STOP ORDERS. No order suspending the sale of the Shares in any jurisdiction designated by you pursuant to Section 3.3 hereof shall have been issued either on the Closing Date or any Option Closing Date, and no proceedings for that purpose shall have been instituted or shall be contemplated.

    4.2  COMPANY COUNSEL MATTERS.


         4.2.1 CLOSING DATE OPINION OF COUNSEL. On the Closing Date, the Underwriters shall have received the favorable opinion of Lev, Berlin & Dale, P.C., counsel to the Company, dated the Closing Date, addressed to the Underwriters and in form and substance satisfactory to Olshan Grundman Frome & Rosenzweig LLP, counsel to the Underwriters, to the effect that:


               (i) The Company and each of its subsidiaries has been duly organized and is validly existing as a corporation and is in good standing under the laws of its respective state of incorporation. The Company and each of its subsidiaries is duly qualified and licensed and in good standing as a foreign corporation in each jurisdiction in which its ownership or leasing of any of its respective properties or the character of its respective operations requires such qualification or licensing (except where the failure to be so qualified or licensed would not have a material adverse effect on the Company and its subsidiaries (taken as a whole).

               (ii) The Company and each of its subsidiaries has all requisite corporate power and authority, and has all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental or regulatory officials and bodies to own or lease its properties and to conduct its business as described in the Prospectus, and the Company and each of its subsidiaries is in compliance with all such authorizations, approvals, orders, licenses, certificates and permits and all federal, state and local laws, rules and regulations. The Company has all requisite corporate power and authority to enter into this Agreement and to carry out the terms and conditions hereof. No consents, approvals, authorizations or orders of, and no filing with any court or governmental agency or body (other than such as may be required under the Act and applicable Blue Sky laws), is required for the valid authorization, issuance, sale and delivery of the Securities, and the consummation of the transactions and agreements contemplated by this Agreement and the Representatives' Warrants, and as contemplated by the Prospectus or, if required, all such authorizations, approvals, consents, orders, registrations, licenses and permits have been duly obtained and are in full force and effect and have been disclosed to the Representative.

              (iii) All issued and outstanding securities of the Company have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no rights of rescission with respect thereto, and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. The outstanding options and warrants, if any, to purchase shares of Common Stock constitute the valid and binding obligations of the Company, enforceable in accordance with their respective terms, except (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, (b) as enforceability of any indemnification and contribution provision may be limited under the federal and state securities laws, and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. The offers and sales of the outstanding Common Stock and, if any, options and warrants to purchase shares of Common Stock, have been at all relevant times either registered under the Act and the applicable state securities or Blue Sky Laws or exempt from such registration requirements.

The authorized and outstanding capital stock of the Company is as set forth under the caption "Capitalization" in the Prospectus.


               (iv) The Securities have been duly authorized and when issued and delivered in accordance herewith will be, validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders. The Securities are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. All corporate action required to be taken for the authorization, issuance and sale of the Securities has been duly and validly taken. When issued, the Representatives' Warrants will constitute valid and binding obligations of the Company to issue and sell, upon exercise thereof and payment therefor, the number and type of securities of the Company called for thereby and the Representatives' Warrants, when issued, will be enforceable against the Company in accordance with their terms, except (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, (b) as enforceability of any indemnification and contribution provision may be limited under federal and state securities laws, and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. The certificates representing the Securities are in due and proper form.


               (v) Except as set forth in the Prospectus, no holders of any securities of the Company or of any options, warrants or securities of the Company exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Act or to include any such securities in a registration statement to be filed by the Company.

               (vi) The Shares have been approved for listing on AMEX.


              (vii) This Agreement and the Representatives' Warrants have each been duly and validly authorized and when executed and delivered by the Company will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, (b) as enforceability of any indemnification provisions may be limited under federal and state securities laws and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

              (viii) The execution, delivery and performance of this Agreement and the Representatives' Warrants, the issuance and sale of the Securities, the consummation of the transactions contemplated hereby and thereby and the compliance by the Company with the terms and provisions hereof and thereof, do not and will not, with or without the giving of notice or the lapse of time, or both, (a) conflict with, or result in a breach of, any of the terms or provisions of, or constitute a default under, or result in the creation or modification of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company pursuant to the terms of, any material mortgage, deed of trust, note, indenture, loan, contract, commitment or other material agreement or instrument, to which the Company is a party or by which the Company or any of its properties or assets may be bound, (b) result in any violation of any of the provisions of the Certificate of Incorporation or the By-Laws of the Company, (c) violate any statute or any judgment, order or decree, rule or regulation applicable to the Company of any court, domestic or foreign, or of any federal, state or other regulatory authority or other governmental body having jurisdiction over the Company, its properties or assets, or (d) have a material effect on any permit, certification, registration, approval, consent, license or franchise of the Company.


               (ix) The Registration Statement, each Preliminary Prospectus and the Prospectus and any post-effective amendments or supplements thereto (other than the financial statements and notes thereto and other financial data included therein or omitted therefrom, as to which no opinion need be rendered) comply as to form in all material respects with the requirements of the Act and the Regulations. The Securities and all other securities issued or issuable by the Company conform in all respects to the description thereof contained in the Registration Statement and the Prospectus. All statements in the Prospectus (other than those set forth under the caption "Underwriting"), have been reviewed by such counsel and insofar as they refer to statements of law, descriptions of statutes, licenses, rules or regulations have been reviewed by such counsel and are correct in all material respects. No statute or regulation or legal or governmental proceeding required to be described in the Prospectus is not described as required, nor are any contracts, instruments or other documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement not so described or filed as required.


               (x) Such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, the Representatives and counsel to the Underwriters at which the contents of the Registration Statement and Prospectus and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus (except as otherwise expressly set forth in its opinion), on the basis of the foregoing (relying as to the factual matters upon the statements of officers and other representatives of the Company and state officials) no facts have come to the attention of such counsel that caused it to believe that the Registration Statement as amended or supplemented (other than the financial statements and notes thereto and other financial data included therein, or omitted therefrom, as to which no opinion is requested or need be rendered) at the time such Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading (other than information omitted therefrom in reliance on Rule 430A under the Act) or the Prospectus (other than the financial statements and notes thereto and other financial data included therein, or omitted therefrom, as to which no opinion is requested or need be rendered) as amended or supplemented, as of its date, the date of this Agreement and as of the date of its opinion, contained an untrue statement of material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

               (xi) The Registration Statement is effective under the Act and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Act or applicable state securities laws.

              (xii) There is no claim or action by any person pertaining to, or proceeding, pending or threatened, which challenges the exclusive rights of the Company with respect to any Intangibles used in the conduct of its business (including, but not limited to, any such licenses or rights described in the Prospectus as being owned or possessed by the Company).

              (xiii) Except as described in the Prospectus, no default exists in the due performance and observance of any term, covenant or condition of any material license, contract, indenture, mortgage, deed of trust, note, loan or credit agreement, or any other material agreement, instrument or other document evidencing an obligation for borrowed money, or any other material agreement, instrument or other document to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries may be bound or to which any of the properties or assets of the Company or any of its subsidiaries is subject. Neither the Company nor any of its subsidiaries is not in violation of any term or provision of its respective Certificate of Incorporation or By-Laws, or any material franchise, license, permit, applicable law, rule, regulation, judgment or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or businesses, except as described in the Prospectus.

              (xiv) There are no claims, payments, issuances, arrangements or understandings for services in the nature of a finder's or origination fee with respect to the sale of the Securities hereunder or financial consulting arrangements or any other arrangements, agreements, understandings, payments or issuances that may affect the Underwriters' compensation, as determined by the NASD.

              (xv) Except as described in the Prospectus, the Company does not own any interest in any corporation, partnership, joint venture, trust or other business entity.

              (xvi) Except as set forth in the Prospectus, there is no action, suit or proceeding before or by any court of governmental agency or body, domestic or foreign, now pending, or threatened against the Company or any of its subsidiaries, which would have a material adverse effect on the Company.

              (xvii) The Company and each of its subsidiaries owns or possesses, free and clear of all liens or encumbrances and rights thereto or therein by third parties, other than as described in the Prospectus, the requisite licenses or other rights to use Intangibles owned or used by the Company and each of its subsidiaries (including, but not limited to, any such licenses or right described in the prospectus as being owned or possessed by the Company); except as set forth in the Prospectus, there is no action, suite or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or threatened against the Company or any of its subsidiaries, that might result in any material adverse change in the condition (financial or other), business, prospects or properties of the Company and its subsidiaries taken as a whole.


               The opinion of counsel for the Company and any opinion relied upon by such counsel shall include a statement to the effect that it may be relied upon by counsel for the Underwriters in their opinion delivered to the Underwriters.

          4.2.2 OPTION CLOSING DATE OPINION OF COUNSEL. On the Option Closing Date, if any, the Representatives shall have received the favorable opinion of Lev, Berlin & Dale, P.C., counsel to the Company, and dated the Option Closing Date, addressed to the Underwriters and in form and substance reasonably satisfactory to Olshan Grundman Frome & Rosenzweig LLP, counsel to the Underwriters, confirming, as of the Option Closing Date, the statements made by such counsel for the Company in their opinion delivered on the Closing Date.

          4.2.3     RELIANCE.  In rendering such opinions, such counsel may rely
(i) as to matters involving the application of laws other than the laws of the United States, the Delaware General Corporation Law and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance satisfactory to Underwriters' counsel) of other counsel reasonably acceptable to Underwriters' counsel, familiar with the applicable laws, and (ii) as to matters of fact, to the extent they deem proper, (a) on certificates or other written statements of responsible officers of the Company and (b) on certificates or other written statements of officers of departments of various jurisdiction having custody of documents respecting the corporate existence or good standing of the Company, provided that copies of any such statements or certificates shall be delivered to Underwriters' counsel. Such opinions of counsel shall include a statement to the effect that they may be relied upon by counsel for the Underwriters. Such opinion may assume the due authorization, execution and delivery of all documentation referred to therein by the parties thereto other than the Company.

     4.3 COLD COMFORT LETTER. At the time this Agreement is executed, and at each of the Closing Date and any Option Closing Date, you shall have received a letter, addressed to the Underwriters and in form and substance satisfactory in all respects (including the non-material nature of the changes or decreases, if any, referred to in clause (iii) below) to you and to Olshan Grundman Frome & Rosenzweig LLP, counsel to the Underwriters, from Arthur Andersen LLP, dated, respectively, as of the date of this Agreement, as of the Closing Date and as of any Option Closing Date:


               (i) Confirming that they are independent accountants with respect to the Company within the meaning of the Act and the applicable Regulations;

               (ii) Stating that in their opinion the financial statements of the Company included in the Registration Statement and Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the Regulations thereunder;

               (iii) Stating that, based on the performance of procedures specified by the American Institute of Certified Public Accountants for a review of the latest available unaudited interim financial statements of the Company (as defined in SAS No. 71 Interim Financial Interpretation) with an indication of the date of such unaudited financial statements, a reading of the latest available minutes of the stockholders and Board of Directors of the Company and the various committees of the Board of Directors of the Company, consultations with officers and other employees of the Company responsible for financial and accounting matters and other specified procedures and inquiries, nothing has come to their attention which would lead them to believe that (a) the unaudited financials of the Company included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Regulations or any material modification should be made to the unaudited interim financial statements included in the registration statement for them to be in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements of the Company included in the Registration Statement, (b) at a date not later than five (5) days prior to the Effective Date, Closing Date or any Option Closing Date, as the case may be, there was any change in the capital stock or long-term debt of the Company, or any decrease in the stockholders' equity of the Company as compared with amounts shown in the most recent balance sheet included in the Registration Statement, other than as set forth in or contemplated by the Registration Statement, or, if there was any decrease, setting forth the amount of such decrease, and (c) during the period from [October 1, 1996] to a specified date not later than five (5) days prior to the Effective Date, Closing Date or Option Closing Date, if any, as the case may be, there was any decrease in revenues, net earnings or net earnings per share of Common Stock, in each case as compared with the corresponding period in the preceding year, and as compared with the corresponding period in the preceding quarter other than as set forth in or contemplated by the Registration Statement, or, if there was any such decrease, setting forth the amount of such decrease;


               (iv) Setting forth, at a date not later than five days prior to the Effective Date, the amount of liability of the Company (including a break-down of commercial papers and notes payable to banks);

               (v) Stating that they have compared specific dollar amounts, numbers of shares, percentages of revenues and earnings, statements and other financial information pertaining to the Company set forth in the Prospectus in each case to the extent that such amounts, numbers, percentages, statements and information may be derived from the general accounting records, including work sheets, of the Company and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries and other appropriate procedures (which procedures do not constitute an examination in accordance with generally accepted auditing standards) set forth in the letter and found them to be in agreement; and

               (vi) Stating that they have not during the immediately preceding five year period brought to the attention of the Company's management any reportable condition related to internal structure, design or operation as defined in the Statement on Auditing Standards No. 60 -- "Communication of Internal Control

Structure Related Matters Noted in an Audit," in the Company's internal controls; and

               (vii) Statements as to such other matters incident to the transactions contemplated hereby as you may reasonably request.

     4.4  CERTIFICATES.


          4.4.1 OFFICERS' CERTIFICATES. At each of the Closing Date and any Option Closing Date the Representatives shall have received a certificate of the Company signed by each of the President and the Chief Financial Officer of the Company, dated the Closing Date or any Option Closing Date, as the case may be, respectively, to the effect that the Company has performed all covenants and complied with all conditions required by this Agreement to be performed or complied with by the Company prior to and as of the Closing Date, or any Option Closing Date, as the case may be, and that the conditions set forth in Section
4.5 hereof have been satisfied as of such date and that, as of Closing Date and any Option Closing Date, as the case may be, the representations and warranties of the Company set forth in Section 2 hereof are true and correct. In addition, the Representatives shall have received such other and further certificates of officers of the Company as the Representatives may reasonably request.

          4.4.2 SECRETARY'S CERTIFICATE. At each of the Closing Date and the Option Closing Date, if any, the Representatives shall have received a certificate of the Company signed by the Secretary of the Company, dated the Closing Date or any Option Closing Date, as the case may be, respectively, certifying (i) that the Certificate of Incorporation and By-Laws, as amended, of the Company are true and complete, have not been modified and are in full force and effect, (ii) that the resolutions relating to the offering contemplated by this Agreement are in full force and effect and have not been modified, (iii) all correspondence between the Company or its counsel and the Commission, (iv) all correspondence between the Company or its counsel and AMEX and (v) as to the incumbency of the officers of the Company. The documents referred to in such certificate shall be attached to such certificate.


     4.5 NO MATERIAL CHANGES. Prior to and on each of the Closing Date and any Option Closing Date, (i) there shall have been no material adverse change or development involving a prospective material change in the condition or prospects or the business activities, financial or otherwise, of the Company from the latest dates as of which such condition is set forth in the Registration Statement and Prospectus, (ii) there shall have been no transaction, not in the ordinary course of business, entered into by the Company from the latest date as of which the financial condition of the Company is set forth in the Registration Statement and the Prospectus which is or might be materially adverse to the Company, (iii) the Company shall not be in default under any provision of any instrument relating to any outstanding indebtedness which default would have a material adverse effect on the Company, (iv) no material amount of the assets of the Company shall have been pledged or mortgaged, except as set forth in the Registration Statement and Prospectus, (v) no action, suit or proceeding, at law or in equity, shall be pending or threatened against the Company or affecting any of its property or business before or by any court or federal or state commission, board or other administrative agency wherein an unfavorable decision, ruling or finding may materially adversely affect the business, operations, prospects or financial condition or income of the Company, except as set forth in the Registration Statement and Prospectus, (vi) no stop order shall have been issued under the Act and no proceedings therefor shall have been initiated or threatened by the Commission, and (vii) the Registration Statement and the Prospectus and any amendments or supplements thereto shall contain all material statements that are required to be stated therein in accordance with the Act and the Regulations and shall conform in all material respects to the requirements of the Act and the Regulations, and neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.


     4.6 DELIVERY OF REPRESENTATIVES' WARRANTS. The Company shall have delivered to the Representatives executed copies of the Representatives' Warrants, registered in such names and in such denominations as the Representatives shall have requested.

     4.7 OPINION OF COUNSEL FOR THE UNDERWRITERS. All proceedings taken in connection with the authorization, issuance or sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to you and to Olshan Grundman Frome & Rosenzweig LLP, counsel to the Underwriters, and you shall have received from such counsel a favorable opinion, dated the Closing Date and any Option Closing Date, with respect to such of these proceedings as you may reasonably require. On or prior to the Effective Date, the Closing Date and any Option Closing Date, as the case may be, counsel for the Underwriters shall have been furnished with such documents, certificates and opinions as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this Section 4.7, or in order to evidence the accuracy, completeness or satisfaction of any of the representations, warranties or conditions herein contained.

5.   INDEMNIFICATION.

     5.1  INDEMNIFICATION OF THE UNDERWRITERS.


          5.1.1 GENERAL. Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless each of the Underwriters, their directors, officers and employees and each person, if any, who controls each Underwriter (a "controlling person") within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any and all loss, liability, claim, damage and expense whatsoever (including but not limited to any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever) to which they or any of them may become subject under the Act, the Exchange Act or any other statute or at common law or otherwise or under the laws of foreign countries, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in (i) the Registration Statement, any Preliminary Prospectus or the Prospectus (as from time to time each may be amended or supplemented); (ii) in any post-effective amendment or amendments or any new registration statement and prospectus in which is included securities of the Company issued or issuable upon exercise of the Representatives' Warrants; or (iii) any application or other document or written communication (in this Section 5 collectively called "application") executed by the Company or based upon written information furnished by the Company in any jurisdiction in order to qualify the Securities under the securities laws thereof or filed with the Commission, any state securities commission or agency, or AMEX or any securities exchange; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company with respect to the Underwriters by or on behalf of the Underwriters expressly for use in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or in any application, as the case may be. The Company agrees promptly to notify the Representatives of the commencement of any litigation or proceedings against the Company or any of its officers, directors or controlling persons in connection with the issue and sale of the Securities or in connection with the Registration Statement or the Prospectus.

          5.1.2 PROCEDURE. If any action is brought against any Underwriter or controlling person in respect of which indemnity may be sought against the Company pursuant to Section 5.1.1, such Underwriter shall promptly notify the Company in writing of the institution of such action, but the failure to so notify the Company shall not relieve them from any liability they may have hereunder, unless such failure results in the forfeiture by the

Company of material substantive rights and defenses and the Company shall assume the defense of such action, including the employment and fees of counsel (subject to the reasonable approval of such Underwriter) and payment of actual expenses incurred in connection therewith. Such Underwriter or controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless (i) the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action, (ii) the Company shall not have employed counsel to have charge of the defense of such action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events the fees and expenses of not more than one additional firm of attorneys selected by such Underwriter and/or controlling person shall be borne by the Company. Notwithstanding anything to the contrary contained herein, if such Underwriter or controlling person shall assume the defense of such action as provided above, the Company shall have the right to approve the terms of any settlement of such action which approval shall not be unreasonably withheld.

     5.2 INDEMNIFICATION OF THE COMPANY. Each Underwriter severally agrees to indemnify and hold harmless the Company against any and all loss, liability, claim, damage and expense described in the foregoing indemnity from the Company to the Underwriters, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions directly relating to the transactions effected by the Underwriters in connection with this offering made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any amendment or supplement thereto or in any application in reliance upon, and in strict conformity with, written information furnished to the Company by the Underwriters expressly for use in such Preliminary Prospectus, the Registration Statement or the Prospectus or any amendment or supplement thereto or in any such application. In case any action shall be brought against the Company or any other person so indemnified based on any Preliminary Prospectus, the Registration Statement or Prospectus or any amendment or supplement thereto or any application, and in respect of which indemnity may be sought against the Underwriters, the Underwriters shall have the rights and duties given to the Company, and the Company, and each other person so indemnified shall have the rights and duties given to the Underwriters by the provisions of Section 5.1.2.


     5.3  CONTRIBUTION.

          5.3.1 CONTRIBUTION RIGHTS. In order to provide for just and equitable contribution under the Act in any case in which

(i) any person entitled to indemnification under this Section 5 makes claim for indemnification pursuant hereto but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 5 provides for indemnification in such case, or (ii) contribution under the Act, the Exchange Act or otherwise may be required on the part of any such person in circumstances for which indemnification is provided under this Section 5, then, and in each such case, the Company and the Underwriters shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and the Underwriters, as incurred, in such proportions that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Prospectus bears to the initial offering price appearing thereon and the Company is responsible for the balance; provided, however, that, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section 5.3, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay in respect of such losses, liabilities, claims, damages and expenses. For purposes of this
Section 5, each respective director, officer and employee of any Underwriter, and each respective person, if any, who controls any Underwriter within the meaning of Section 15 of the Act shall have the same rights to contribution as such Underwriter.


          5.3.2 CONTRIBUTION PROCEDURE. Within fifteen (15) days after receipt by any party to this Agreement (or its representative) of notice of the commencement of any action, suit or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party (the contributing party), notify the contributing party of the commencement thereof, but the omission to so notify the contributing party will not relieve it from any liability which it may have to any other party other than for contribution hereunder. In case any such action, suit or proceeding is brought against any party, and such party notifies a contributing party or its representative of the commencement thereof within the aforesaid (15) fifteen days, the contributing party will be entitled to participate therein with the notifying party and any other contributing party similarly notified. Any such contributing party shall not be liable to any party seeking contribution on account of any settlement of any claim, action or proceeding effected by such party seeking contribution on account of any settlement of any claim, action or proceeding effected by such party seeking contribution without the written consent of such contributing party. The contribution provisions contained in this Section 5 are intended to supersede, to the extent permitted by law, any right to contribution under the Act, the Exchange Act or otherwise available.


6. REPRESENTATIONS AND AGREEMENTS TO SURVIVE DELIVERY. Except as the context otherwise requires, all representations, warranties and agreements contained in this Agreement shall be deemed to be representations, warranties and agreements at the Closing Date and any Option Closing Date, and such representations, warranties and agreements of the Underwriters and the Company, including the indemnity agreements contained in Section 5 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriters, the Company or any controlling person, and shall survive termination of this Agreement or the issuance and delivery of the Shares to the Underwriters.

7. SUBSTITUTION OF UNDERWRITERS. If any Underwriter or Underwriters shall default in its or their obligations to purchase Firm Shares hereunder on the Closing Date and the aggregate number of Firm Shares which such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of Firm Shares that the Underwriters are obligated to purchase at the Closing Date, the other Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Firm Shares that such defaulting Underwriter or Underwriters agreed but failed to purchase. If any Underwriter or Underwriters shall so default and the aggregate number of Firm Shares with respect to which such default or defaults occur is more than 10% of the total number of Firm Shares and arrangements satisfactory to the Representatives and the Company for the purchase of Firm Shares by other persons are not made within 48 hours of such default, this Agreement shall terminate.

     If the remaining Underwriters or substituted underwriters are required hereby or agree to take up all or part of the Firm Shares of a defaulting Underwriter or Underwriters as provided in this Section 7, (i) the Company shall have the right to postpone the Closing Date for a period of not more than five full business days, in order that the Company may effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees promptly to file any amendments to the Registration Statement or supplements to the Prospectus which may thereby be made necessary, and (ii) the respective numbers of Firm Shares to be purchased by the remaining Underwriters or substituted underwriters shall be taken as the basis of their underwriting obligation for all purposes of this Agreement. Nothing herein contained shall relieve any defaulting Underwriter of its liability to the Company or the Underwriters for damages occasioned by its default hereunder. Any termination of this Agreement pursuant to this Section 7 shall be without liability on the part of any non-defaulting Underwriter or the Company, except for expenses to be paid or reimbursed pursuant to Section 3.9 hereof and except for the provisions of
Section 5 hereof.

8.   EFFECTIVE DATE OF THIS AGREEMENT AND TERMINATION THEREOF.

     8.1 EFFECTIVE DATE. This Agreement shall become effective upon its execution, except that you may, at your option, delay its effectiveness until 11:00 A.M., New York time, on the first full business day following the Effective Date or at the time of the initial public offering of the Shares, whichever is earlier. The time of the initial public offering, for the purpose of this Section 8 shall mean the time, after the Registration Statement becomes effective, of the release by you for publication of the first newspaper advertisement which is subsequently published relating to the Shares or the time, after the Registration Statement becomes effective, when the Shares are first released by you for offering by the Underwriters or dealers by letter or telegram, whichever shall first occur. You may prevent this Agreement from becoming effective without liability to any other party, except as noted below, by giving the notice indicated below in this Section 8 before the time this Agreement becomes effective. You agree to give the undersigned notice of the commencement of the offering described herein.

     8.2 TERMINATION. You shall have the right to terminate this Agreement at any time prior to the Closing Date, (i) if any domestic or international event or act or occurrence has materially disrupted, or in your opinion will in the immediate future materially disrupt, general securities markets in the United States; (ii) if trading on the New York Stock Exchange or the American Stock Exchange, or in the over-the-counter market shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required in the over-the-counter market by the NASD or by order of the Commission or any other government authority having jurisdiction, (iii) if the United States shall have become involved in a war or material hostilities, (iv) if a banking moratorium has been declared by a New York State or federal authority, (v) if a moratorium on foreign exchange trading has been declared which materially adversely impacts the United States securities market, (vi) if the Company shall have sustained a material loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not such loss shall have been insured, will, in your opinion, make it inadvisable to proceed with the delivery of the Shares, (vii) if Peter Dixon, Jack West or Scott Levy shall no longer serve the Company in their present capacities, (viii) if the Company has breached any of its representations, warranties or obligations hereunder, or failed to expeditiously proceed with the offering or to cooperate with you in requesting effectiveness of the Registration Statement at such time as you may deem appropriate, or (ix) if any Underwriter shall have become aware after the date hereof of such a material adverse change in the condition (financial or otherwise), business or prospects of the Company, or such material adverse change in general market conditions as in your judgment would make it impracticable to proceed with the offering, sale and/or delivery of the Shares or to enforce contracts made by the Underwriters for the sale of the Shares.

     8.3 NOTICE. If you elect to prevent this Agreement from becoming effective or to terminate this Agreement as provided in this Section 8, the Company shall be notified on the same day as such election is made by you by telephone or telecopy, confirmed by letter.

     8.4 EXPENSES. In the event that this Agreement shall not be carried out for any reason whatsoever within the time specified herein or any extensions thereof pursuant to the terms herein, the obligations of the Company to pay the expenses related to the transactions contemplated herein shall be governed by
Section 3.9 hereof.

     8.5 INDEMNIFICATION. Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of
Section 5 shall not be in any way affected by, such election or termination or failure to carry out the terms of this Agreement or any part hereof.

9.   MISCELLANEOUS.

     9.1 NOTICES. All communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be mailed, delivered or telecopied and confirmed:

          If to the Underwriters:


               Laidlaw Equities, Inc.
               100 Park Avenue
               New York, New York 10017
               Attention:  Andrew J. Cahill, Managing Director

               Copy to:  Olshan Grundman Frome & Rosenzweig LLP
                         505 Park Avenue
                         New York, New York 10022

               Attention: Stephen Irwin, Esq.

          If to the Company:

               Puro Water Group, Inc.
               56-45 58th Street
               Maspeth, New York 11378
               Attention:  Jack West, President

               Copy to:  Lev, Berlin & Dale, P.C.
                         535 Connecticut Avenue
                         Norwalk, Connecticut 06854

               Attention:  Duane L. Berlin, Esq.


     9.2 HEADINGS. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

     9.3 AMENDMENT. This Agreement may only be amended by a written instrument executed by each of the parties hereto.

     9.4 ENTIRE AGREEMENT. This Agreement (together with the other agreements and documents being delivered pursuant to or in connection with this Agreement) constitute the entire agreement of the parties hereto with respect to the subject matter hereof, and supersede all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

     9.5 BINDING EFFECT. This Agreement shall inure solely to the benefit of and shall be binding upon, the Underwriters, the Company, and the controlling persons, directors and officers referred to in Section 5 hereof, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provisions herein contained.

     9.6 GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws rules of such State. Any action, proceeding or claim against any of the parties hereto arising out of, relating in any way to, this Agreement shall be brought and enforced in the courts of the State of New York or the federal court for the Southern District of New York, and the parties hereto irrevocably submit to such jurisdiction, which jurisdiction shall be exclusive. The parties hereto hereby waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Except as otherwise provided in this Agreement, the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys' fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.


     9.7 EXECUTION IN COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto.

     9.8 WAIVER, ETC. The failure of any of the parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way effect the validity of this Agreement or any provision hereof or the right of any of the parties hereto to thereafter enforce each and every provision of this Agreement. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

          If the foregoing correctly sets forth the understanding among the Underwriters and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.


                                        Very truly yours,


                                        PURO WATER GROUP, INC.



                                   By:
                                        ---------------------------
                                        Name:  Jack West
                                        Title: President


Accepted as of the date first
above written.

New York, New York


LAIDLAW EQUITIES, INC.
  GILFORD SECURITIES INCORPORATED
  Acting on behalf of themselves and as
  the Representatives
  of the other several
  Underwriters named in
  Schedule I hereof.


By:  LAIDLAW EQUITIES, INC.



By:
    ------------------------------------
     Name:  Andrew J. Cahill
     Title: Managing Director



By:  GILFORD SECURITIES INCORPORATED

By:
    -----------------------------------
    Name:
    Title:

                                      SCHEDULE I





                                       Number of Firm
     Name of Underwriter           Shares to be Purchased
     -------------------           ----------------------

Laidlaw Equities, Inc. . . . . . .
Gilford Securities
Incorporated












          Total . . . . . . . . . . .    1,350,000
                                         ---------
                                         ---------